UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 20, 2026

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange
Preferred Stock Purchase Rights	--	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement

On October 20, 2026 (the “Effective Date”), the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Ashford Inc. (the “Purchaser”), pursuant to which the Purchaser agreed to purchase, for the quarter ended September 30, 2026 and each calendar quarter ending after that date during the term of the agreement, a number of shares of common stock, par value $0.01 per share (the “Common Stock”) equal to 2.5% of the Company’s outstanding shares on the last day of that purchase quarter (each, a “Quarterly Purchase Amount,” and the shares so purchased, “Open Market Shares”). The Share Purchase Agreement further provides that Purchaser shall make all purchases of Open Market Shares either (i) under a trading plan by Purchaser that is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or (ii) otherwise, but only during an open trading window under the Company’s insider trading policy and when Purchaser is not aware of material non-public information about the Company.

If the Purchaser has not acquired the full Quarterly Purchase Amount for a purchase quarter (after giving effect to the ownership limitations described in the Share Purchase Agreement) within six (6) months after the last day of the applicable purchase quarter, Purchaser shall provide the Company a credit (the “Fee Credit”) against the advisory fees payable by the Company under the Advisory Agreement (as defined below) equal to (a) the number of shares by which Purchaser fell short (the “Shortfall Shares”), multiplied by (b) 150% of the VWAP for the period beginning on the day after the last day of that purchase quarter and ending on deadline with respect to such purchase. The Share Purchase Agreement provides that the Fee Credit is the Company's sole and exclusive remedy with respect to any shortfall in a Quarterly Purchase Amount. The Share Purchase Agreement provides that, Purchaser shall not purchase any shares of Common Stock to the extent the purchase would (a) cause Purchaser (together with any other person whose ownership of Common Stock would be aggregated for purposes of such determination) to exceed any ownership limit in the Company’s charter as in effect from time to time (the “Charter Ownership Limit”), (b) cause Purchaser to be an “Acquiring Person” or similar term under the Company’s rights agreement, as amended or replaced from time to time, unless the Company’s board of directors has exempted such purchase (the “Rights Agreement Ownership Limit”), or (c) reasonably be expected to cause an ownership change of the Company under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Share Purchase Agreement contains customary representations and warranties. The Share Purchase Agreement terminates automatically upon the earliest of: (i) the third (3rd) anniversary of the Effective Date; (ii) the date on which Purchaser owns the maximum number of shares of Common Stock permitted under the Charter Ownership Limit or the Rights Agreement Ownership Limit, (iii) the date on which the Company in good faith notifies Purchaser that any further purchase would reasonably be expected to cause an ownership change under Section 382 of the Code; (iv) the date on which the Common Stock is no longer listed on the NYSE, (v) a Change of Control (as defined in the Share Purchase Agreement) of the Company or Purchaser or (vi) the date on which neither Purchaser nor any of its subsidiaries serves as the Company’s advisor. The parties may also terminate by mutual written agreement.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Waiver Under Advisory Agreement

On October 20, 2026, Ashford Hospitality Trust, Inc. (the “Company”), Ashford Hospitality Limited Partnership (the “Operating Partnership”) and Ashford TRS Corporation (“Ashford TRS”), a wholly-owned subsidiary of the Company, entered into a Limited Waiver (the “Waiver”) with Ashford Inc. (“AINC”) and Ashford Hospitality Advisors LLC (“Ashford LLC,” and, together with AINC, the “Advisor”) to the Fourth Amended and Restated Advisory Agreement, dated as of March 27, 2026 and effective as of January 25, 2026 (the “Advisory Agreement”). Capitalized terms not otherwise defined herein shall have the meanings defined in the Advisory Agreement.

Pursuant to the Waiver, AINC is waiving the requirement that the Company pay the Advisory Fees that would otherwise be payable to AINC during the six (6)-month period beginning on the date hereof and ending on April 20, 2027 (the “Waiver Period”). The Advisory Fees waived pursuant to the Waiver shall not accrue or become payable by the Company at any time, whether during the term of the Advisory Agreement (including any extension thereof) or following any termination of the Advisory Agreement. For the avoidance of doubt, the fee waiver shall not be taken into account in calculating the Base Fee, the Minimum Base Fee, or the Incentive Fee under the Advisory Agreement following the Waiver Period, and such amounts shall be calculated as though the Advisory Fees that would otherwise have been payable during the Waiver Period were actually paid.

The Waiver provides that the fee waiver shall be effective only in this instance and for the specific purpose for which it was intended and shall not be deemed to be a consent to any other transaction or matter or a waiver of compliance in the future, or a waiver of any preceding or succeeding breach of the same or any other covenant or provision of the Advisory Agreement.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On October 20, 2026, the Company terminated that certain Equity Distribution Agreement, dated as of April 11, 2022, by and among the Company, Ashford Hospitality Limited Partnership, Ashford Hospitality Advisors LLC, and Virtu Americas LLC as Agent, effective as of the close of business on October 20, 2026. Pursuant to the Equity Distribution Agreement, the Company was permitted, from time to time, sell shares of its Common Stock having an aggregate offering price of up to $100 million (the “At the Market Program”). The termination of the Equity Distribution Agreement terminated the Company’s At the Market Program.

Item 7.01 Regulation FD Disclosure.

On October 20, 2026, the Company issued a press release relating to the waiver of Advisory Fees by AINC and the execution of the Share Purchase Agreement.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Share Purchase Agreement, dated as of October 20, 2026, by and between Ashford Hospitality Trust, Inc. and Ashford Inc.
10.2*	Waiver Under Advisory Agreement, dated as of October 20, 2026, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors.
99.1*	Press Release of the Company issued on October 20, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: October 20, 2026	By:	/s/ Jim Plohg
Jim Plohg
Executive Vice President, General Counsel & Secretary